UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 8, 2023

Angel Oak Mortgage, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-40495	37-1892154
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3344 Peachtree Road Northeast, Suite 1725, Atlanta, Georgia 30326
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (404) 953-4900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	AOMR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2023, Ms. Dory S. Black, General Counsel and Corporate Secretary of Angel Oak Mortgage, Inc. (the “Company”), notified the Company of her intention to resign as General Counsel from the Company, effective April 30, 2023. Ms. Black is an employee of an affiliate of Angel Oak Capital Advisors, LLC, which makes Ms. Black’s services available to the Company’s external Manager, Falcons I, LLC (the “Manager”) and the Manager provides the services of officers to the Company pursuant to a management agreement. Ms. Black has indicated that her departure from the Company was not the result of any disagreement with management or the Company’s Board of Directors.
Effective March 8, 2023, Ms. Black ceased to serve as the Company’s Corporate Secretary, and Mr. David Gordon, an officer of Angel Oak Capital Advisors, LLC, has been appointed Corporate Secretary by the Company’s Board of Directors. Mr. Gordon is the Chief Legal Officer – Private Strategies and has been an employee of Angel Oak Capital Advisors, LLC and its affiliates since 2019, during which time he has been partially dedicated to the legal affairs of the Company. Mr. Gordon earned a Juris Doctor degree from Emory University School of Law.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits
Exhibit No.    Description
Exhibit 104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2023	ANGEL OAK MORTGAGE, INC.

By: /s/ Brandon Filson
Name: Brandon Filson
Title: Chief Financial Officer and Treasurer